CERTFICATE OF AMENDMENT

                                       OF

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                       FRANKLIN TEMPLETON MONEY FUND TRUST


           The undersigned certify that:

           1. They constitute a majority of the Board of Trustees of the Franklin Templeton Money Fund Trust, a Delaware business trust (the "Trust").

           2. They hereby adopt the following amendment to the Agreement and Declaration of Trust of the Trust (the "Declaration of Trust"):

           The references to the principal place of business on the cover and signature pages of the Declaration of Trust are hereby deleted in their entirety.

           3. This amendment is made pursuant to Article VIII, Section 4 of the Declaration of Trust, which empowers the Trustees to restate and/or amend such Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees.

           IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 19th day of July, 2001.


/s/ Frank H. Abbott, IIi                /s/ Harris J. Ashton
------------------------------          ------------------------------
Frank H. Abbott, III, Trustee           Harris J. Ashton, Trustee

/s/ S. Joseph Fortunato                 /s/ Charles B. Johnson
------------------------------          ------------------------------
S. Joseph Fortunato, Trustee            Charles B. Johnson, Trustee

/s/ Rupert H. Johnson, Jr.              /s/ Frank W. T. LaHaye
-------------------------------         ------------------------------
Rupert H. Johnson, Jr., Trustee         Frank W. T. LaHaye, Trustee

/s/ Gordon S. Macklin
--------------------------------
Gordon S. Macklin, Trustee